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Exhibit 10.2

AMENDMENT NO. 3
TO THE
SCHIFF NUTRITION INTERNATIONAL, INC.
2004 INCENTIVE AWARD PLAN

This Amendment No. 3 (“Amendment”) to the Schiff Nutrition International, Inc. 2004 Incentive Award Plan (the “Plan”), is adopted by Schiff Nutrition International, Inc., a Delaware corporation (the “Company”), on December 8, 2008 (the “Effective Date”).  Capitalized terms used in this Amendment and not otherwise defined shall have the same meanings assigned to them in the Plan.

RECITALS

A.  Section 14.1 of the Plan provides that the “Administrator” (as defined in the Plan) may, with the approval of the Board of Directors of the Company (the “Board”), amend the Plan, subject to certain limitations.  Section 12.1 of the Plan authorizes the Board, in its absolute discretion, to exercise any and all rights and duties of the Administrator under the Plan, subject to certain limitations.

B.  The Board deems it to be in the best interests of the Company and its stockholders to amend the Plan.

AMENDMENT

1.	Section 11.1(a) of the Plan shall be amended and restated in its entirety to read as follows:

“(a)  In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock, the Administrator shall make such proportionate adjustments, if any, to reflect such changes with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan.  Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.”

2.	Each and every award agreement evidencing an outstanding award under the Plan is hereby deemed amended consistent with this Amendment.

3.	Except as otherwise expressly set forth in this Amendment, the Plan and each award agreement shall remain in full force and effect in accordance with its terms.

4.
This Amendment shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws relating to conflicts or choice of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

(Signature Page Follows)

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I hereby certify that this Amendment was duly adopted by the Board of Directors of Schiff Nutrition International, Inc. on December 8, 2008.

Executed this 8th day of December, 2008.

SCHIFF NUTRITION INTERNATIONAL, INC.

Bruce J. Wood
President and Chief Executive Officer

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